Exhibit 107.1

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Debt	2.636% Fixed-to-Floating Rate Senior Notes due 2026	457(r)	$1,250,000,000	100.000%	$1,250,000,000	$92.70 per $1 million	$115,875

Fees to be Paid	Debt	3.273% Fixed-to-Floating Rate Senior Notes due 2030	457(r)	$1,250,000,000	100.000%	$1,250,000,000	$92.70 per $1 million	$115,875

	Total Offering Amounts					$2,500,000,000		$231,750

	Total Fees Previously Paid							n/a

	Total Fee Offsets							n/a

	Net Fee Due							$231,750

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $2,500,000,000.